UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010 (July 14, 2010)

LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York,	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 354-4900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

Following a comprehensive review, on July 14, 2010, the Board of Directors of Liz Claiborne, Inc. (the “Company”) approved plans to exit the Company’s Liz Claiborne branded outlet stores in the United States and Puerto Rico. As a result of this decision, the Company expects the meaningful operating losses related to this business to be eliminated in early 2011 when this action is anticipated to be completed. The Company’s other outlet stores in the United States and Puerto Rico for its Juicy Couture, Lucky Brand, Kate Spade and Kensie brands are not impacted by this decision.

In connection with this action, the Company currently estimates that it will incur non-cash impairment charges of approximately $7.0 million in the second quarter of 2010 and may incur additional non-cash charges in future periods. The Company also expects to record cash charges related to lease terminations and severance and is in the process of determining these cash charges. The Company will provide more comments on this process during its second quarter earnings conference call, which is scheduled for August 5, 2010 at 10am.

Item 7.01. Regulation FD Disclosure.

On July 20, 2010, the Company issued a press release addressing the matters reported above.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Date: July 20, 2010	By:	/s/ Nicholas Rubino
Name: Nicholas Rubino
Title: Senior Vice President, Chief Legal Officer, General Counsel and Secretary

EXHIBIT LISTING

Exhibit No.	Description
99.1	Press Release dated July 20, 2010.